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               FOURTH AMENDMENT TO AMENDED AND RESTATED SECURED
                        ADVANCE FACILITY LOAN AGREEMENT
     This FOURTH AMENDMENT TO THE AMENDED AND RESTATED SECURED ADVANCE FACILITY LOAN AGREEMENT (the "Fourth Amendment") is entered into as of this 22nd day of November, 1996 (the "Fourth Amendment Date") by and between XYVISION, INC., a Delaware corporation with its principal office at 101 Edgewater Drive, Wakefield, Massachusetts (the "Borrower"), and Jeffrey L. Neuman as trustee of the Tudor Trust u/d/t August 11, 1986, with an address of 450 North Roxbury Drive, 4th Floor, Beverly Hills, California (the "Lender").

     WHEREAS, the Borrower and the Lender are parties to an Amended and Restated Secured Advance Facility Loan Agreement dated September 28, 1993, as amended by the First Amendment thereto dated December 3, 1993, the Second Amendment thereto dated February 29, 1996, and the Third Amendment thereto dated May 31, 1996 (the "Agreement");

     WHEREAS, the Borrower and the Lender desire to amend the Agreement to provide for an increase in the loan amount to $6,000,000; and

     WHEREAS, the parties hereto wish to amend the Agreement as hereinafter set forth:

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the specific intent to be bound hereby, the Borrower and the Lender hereby agree, and hereby agree to amend the Agreement, as follows:


     1. Definitions. Each term in this Fourth Amendment not otherwise defined herein shall be deemed to have the same meaning ascribed to that term in the Agreement.

     2. Loan Account. Section 1.18 of the Agreement is hereby deleted in its entirety and the following is inserted in its place:

     3. Maximum Loan Amount. Section 1.19 of the Agreement is hereby deleted in its entirety and the following is inserted in its place:

      "Six Million Dollars ($6,000,000)."

     4. Permitted Indebtedness. Section 1.23 is hereby amended to delete the reference to Second Amended Schedule 1.23 and insert in its place Third Amended
Schedule 1.23, a copy of which is attached hereto.


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     5.  Secured Promissory Note. Section 1.25 of the Agreement is hereby deleted in its entirety and the following sentence is inserted in its place:

      "The amended and restated secured promissory note in the amount of Six Million Dollars ($6,000,000)
      executed by the Borrower and delivered to the Lender on the Fourth Amendment Date."

     6. Security Agreement. Section 1.26 of the Agreement is hereby amended to delete the reference to Third Amended Exhibit 4.1 and insert in its place Fourth Amended Exhibit 4.1, a copy of which is attached hereto.

   7. Advances. Section 2.4 of the Agreement is hereby amended to insert a new second sentence as follows: "Notwithstanding any other provision of this Agreement to the contrary, all Advances under this Agreement thatwould result in the aggregate principal amount of unpaid Advances outstanding immediately after such Advanceto be greater than $5,000,000 shall be made at the sole discretion of the Lender, and the Lender may refuse to makeany such Advances for any reason or no reason."

     8. Loan Account. Section 2.3 of the Agreement is hereby deleted in its entirety and the following is inserted in its place:

     9. Scheduled Principal Payments. The last sentence of Section 3.1 is hereby deleted in its entirety.

     10. Security Agreement. Section 4.1 of the Agreement is hereby amended to delete the reference to Amended Exhibit 4.1 and insert in its place Fourth Amended Exhibit 4.1, a copy of which is attached hereto.

     11. Secured Promissory Note. Section 7.1 is hereby amended to delete the reference to Third Amended Exhibit 7.1(A) and insert in its place Fourth Amended Exhibit 7.1(A), a copy of which is attached hereto.

     12. Patents, Copyrights, etc. The first sentence of Section 9.11 is hereby amended to delete the reference to Third Amended Schedule 9.12 and insert in its place Fourth Amended Schedule 9.12, a copy of which is attached hereto.

     13. The changes effected by this Amendment shall be deemed to take effect as of the close of business on November 22, 1996. 14. Except as amended hereby, the Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.


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     Witnessed:                    XYVISION, INC.


/s/ Virginia H. Kingsley                 By: /s/ Kevin J. Duffy
                                                Name: Kevin J. Duffy
                                                Title: President


---------------------               /s/ Jeffrey Neuman
                                                Jeffrey Neuman as trustee of
                                                the Tudor Trust u/d/t
                                                August 11, 1986 and not
                                                individually


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